                                                                  EXHIBIT (c)(3)

                          TENDER AND OPTION AGREEMENT
                         ----------------------------



          TENDER AND OPTION AGREEMENT, dated as of January 16, 2000 (the "Agreement"), among Siemens Energy & Automation, Inc., a Delaware corporation ("Parent"), Malibu Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Purchaser"), Moore Products Co., a Pennsylvania corporation (the "Company") and the persons listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS, Parent, Purchaser and the Company, propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for, among other things, the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Purchaser for (i) all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") and (ii) all of the issued and outstanding shares of Series A preferred stock, par value $1.00 per share, of the Company (the "Company Preferred Stock," and together with the Company Common Stock, the "Shares") and the merger of the Company and Purchaser on the terms and conditions set forth in the Merger Agreement (the "Merger");

          WHEREAS, each Stockholder is the beneficial owner (as hereinafter defined) of the Shares set forth opposite such Stockholder's name on Schedule A hereto; such Shares, as such may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with Shares that may be acquired after the date hereof by such Stockholder, including shares of Company Common Stock issuable upon the exercise of options (including the Options set forth in Schedule A) and upon conversion of Company Preferred Stock, being collectively referred to herein as the "Securities" of such Stockholder; and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have required that the Stockholders enter into this Agreement;

          NOW, THEREFORE, to induce Parent and Purchaser to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

      Section 1. Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

      Section 2. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing (as defined herein), as follows:

                    (a) Such Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning will apply for all purposes of this Agreement) of, and has good title to, all of the Securities, free and clear of any mortgage, pledge, hypothecation, rights of others claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the Securities (each, a "Lien"), except as set forth in this Agreement or Schedule A (which Liens set forth on Schedule A shall be fully released and extinguished without recourse no later than immediately upon payment of the proceeds from the sale of such Shares to Parent or Purchaser pursuant to this Agreement) and except with respect to a Stockholder which is a trust or a pension plan, for the rights of its beneficiaries and participants.

                (b) The Securities set forth opposite his or its name on Schedule A constitute all of the securities (as defined in Section 3(a)(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by such Stockholder.

                (c) Except for the Securities, such Stockholder does not, directly or indirectly, other than as disclosed on Schedule A, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Stockholder subject to any Contract, commitment, arrangement, understanding, restriction or relationship, other than this Agreement, that provides for such Stockholder to vote or acquire any securities of the Company. Such Stockholder holds exclusive power to vote the Securities and has not granted a proxy to any other person (as defined in the Merger Agreement, which meaning will apply for all purposes of this Agreement) to vote the Shares, subject to the limitations set forth in this Agreement.

                (d) Such Stockholder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and such execution delivery and performance have been authorized by such Stockholder, and no other proceedings or actions by such Stockholder are necessary therefor.

                (e) This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding agreement of Parent, Purchaser and the Company, is a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.

                (f) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of his or its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Securities under, (i) any Contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder; except for conflicts, violations, breaches, defaults, terminations, amendments, cancellations, accelerations or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by such Stockholder of its obligations hereunder.

                  (g) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of his or its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, the violation of which or failure to take any such action could, individually or in the aggregate, be reasonably expected to prevent or materially impair or delay the performance by such Stockholder of its obligations hereunder, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), foreign antitrust or competition laws or the federal or state securities laws.

                  (h) Except as set forth in Section 3.8 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of such Stockholder that is or will be payable by the Company or any of its subsidiaries.

                  (i) Such Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement.

                  (j) To the extent such Stockholder is a trust, such Stockholder has supplied to Parent or Purchaser true and correct copies of all documents establishing, organizing, governing or controlling such trust including any order, decree or other judicial pronouncement affecting such trust documents, and all such documents remain in full force and effect.

           Section 3. Representations and Warranties of the Company. The Company
                      ---------------------------------------------
     represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing, as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of each of the Stockholders, Parent and Purchaser, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on the assets or properties of the Company under, (i) its articles of incorporation or bylaws, (ii) any Contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound or (iii) any judgment, writ, decree, order or ruling applicable to the Company; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Company of its obligations hereunder.

                  (d) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Company or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, the violation of which or failure to take any such action could, individually or in the aggregate, be reasonably expected to prevent or materially impair or delay the performance by the Company of its obligations hereunder, other than any required notices or filings pursuant to the HSR Act, foreign antitrust or competition laws or the federal or state securities laws.

                  (e) The Company has taken all necessary corporate or other action (including approval by the Board of Directors of the Company) to render the provisions of Sections 2538 through 2588, inclusive, of the PBCL and, to its knowledge, any other applicable anti-takeover statutes, rules or regulations inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

       Section 4. Representations and Warranties of Parent and Purchaser. Parent
                  ------------------------------------------------------
     and Purchaser represent and warrant to the Stockholders, as of the date hereof and as of the Closing, as follows:

                  (a) Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming this Agreement constitutes a valid and binding agreement of the Company and each of the Stockholders, is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) their respective certificates of incorporation or bylaws, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound or (iii) any judgment, writ, decree, order or ruling applicable to Parent or Purchaser; except in the case of clauses
     (ii) and (iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by Parent or Purchaser of their obligations hereunder.

                  (d) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Parent or Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, the violation of which or failure to take any such action would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by Parent or Purchaser of their obligations hereunder, other than any required notices or filings pursuant to the HSR Act, foreign antitrust or competition laws or the federal or state securities laws.

                  (e) Any Securities acquired upon exercise of the Purchase Option (as defined herein) will be acquired for Parent's or Purchaser's own account, and will not be, and the Purchase Option is not being, acquired by Parent and Purchaser with a view to public distribution thereof in violation of any applicable provisions of the Securities Act of 1933, as amended (the "Securities Act").

       Section 5. Transfer of the Shares. During the term of this Agreement,
                  ----------------------
     except with the written consent of Parent or Purchaser or as otherwise expressly provided herein, each Stockholder agrees that such Stockholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Securities, except for (i) transfers to any spouse or descendant of such Stockholder, or any trust or retirement plan or account for the benefit of such Stockholder, spouse or descendant; provided that any such transferee agrees in writing to be bound by the terms of this Agreement and (ii) transfers by operation of law provided that any such transferee shall be bound by the terms of this Agreement, (b) purchase or otherwise voluntarily acquire any Securities (otherwise than in connection with a transaction of the type described in Section 6 or by exercising any of the Options or, subject to clause (e) below, conversion of Company Preferred Stock), (c) deposit the Securities into a voting trust, enter into a voting agreement or arrangement with respect to the Securities or grant any proxy or power of attorney with respect to the Shares, (d) enter into any Contract, option or other arrangement (including any profit sharing arrangement) or undertaking with respect to the direct or indirect sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any Securities or any other securities of the Company, (e) convert any shares of Company Preferred Stock into shares of Company Common Stock unless directed to do so by Parent or Purchaser or unless the Company Preferred Stock is called for redemption by the Company not in violation of the Merger Agreement or (f) take any other action that would in any way destroy, materially diminish or impair the voting power or economic rights or other rights attributable to such Stockholder's Shares or materially restrict, limit or interfere with the performance of such

     Stockholder's obligations hereunder or the transactions contemplated hereby or which would otherwise materially diminish the benefits of this Agreement to Parent or Purchaser.

        Section 6.    Adjustments.
                      -----------

                     (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing a Stockholder's ownership of the Company's capital stock or other securities or (ii) a Stockholder becomes the beneficial owner of any additional Shares of or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Securities hereunder.

                     (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent and Purchaser of the number of any new Securities acquired by such Stockholder, if any, after the date hereof, provided that the acquisition of Company Common Stock upon the exercise of Options set forth on Schedule A shall not require such notification. The Company agrees that it shall promptly notify Parent and Purchaser upon the exercise of Options set forth on Schedule A if the aggregate number of shares of Company Common Stock in respect of such exercises exceeds 10,000 shares (subject to adjustment for stock dividends, stock splits, recapitalization, combinations, exchange of shares or the like).

        Section 7.   Tender of Securities. Each Stockholder hereby agrees that
                     --------------------
     such Stockholder will validly tender (or cause the record owner of such shares to validly tender) and sell (and not withdraw, except in the event the Purchase Option is exercised, in which case such withdrawal shall be for the limited purpose of consummating the Purchase Option) pursuant to and in accordance with the terms of the Offer as promptly as reasonably possible and in any event prior to the tenth business day after commencement of the Offer (or the earlier of the expiration date of the Offer and the fifth business day after such Shares, as the case may be, are acquired by such Stockholder if the Stockholder acquires Shares after the date hereof), all of the then outstanding Shares beneficially owned by such Stockholder (including the shares of Company Common Stock and Company Preferred Stock outstanding as of the date hereof and set forth on Schedule A opposite such Stockholder's name). In the event, notwithstanding the provisions of the first sentence of this Section 7, any Shares beneficially owned by a Stockholder are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Shares will remain subject to the terms of this Agreement. Each Stockholder acknowledges that Purchaser's obligation to accept for payment and pay for Shares tendered in the Offer is subject to all the terms and conditions of the Offer.

        Section 8.   Voting Agreement. Each Stockholder, by this Agreement, does
                     ----------------
     hereby (a) agree that at any annual, special, postponed or adjourned meeting of the stockholders of the Company it will cause the Shares such Stockholder beneficially owns to be counted as present (or absent if requested by Parent or Purchaser) thereat for purposes of establishing a quorum and to vote or consent and (b) except as provided below with regard to the Company Pension Plan

     (the "Pension Plan"), constitute and appoint Parent and Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his or its name, place and stead, to vote all the Shares such Stockholder beneficially owns at the time of such vote, at any annual, special, postponed or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign his or its name (as stockholder) to any consent, certificate or other document relating to the Company that laws of the Commonwealth of Pennsylvania may require or permit), in the case of both (a) and (b) above, (x) in favor of approval and adoption of the Merger Agreement and approval and adoption of the Merger and the other transactions contemplated thereby and (y) against (1) any Acquisition Proposal, (2) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement or this Agreement and (3) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company or any of its subsidiaries as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's or any of its subsidiaries' articles or certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's or any of its subsidiaries' corporate structure or business; or (D) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Offer, the Merger and the other transactions contemplated by this Agreement and the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and each Stockholder declares that it is irrevocable until this Agreement shall terminate in accordance with its terms. Each Stockholder hereby revokes all and any other proxies with respect to the Shares that such Stockholder may have heretofore made or granted. For Shares as to which a Stockholder is the beneficial but not the record owner, such Stockholder shall use his or its reasonable best efforts to cause any record owner of such Shares to grant to Parent a proxy to the same effect as that contained herein. As to the Pension Plan, each member of the Benefits Committee of the Pension Plan agrees to direct the Trustee of the Pension Plan to vote its Shares in the manner described in this Section 8 (and the Pension Plan represents to Parent and Purchaser that no other direction, proxy or action is necessary to vote such Shares accordingly, subject to the last sentence of Section 23 hereof). Each Stockholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and the Proxy Statement and related filings under the securities laws such Stockholder's identity and ownership of Shares and the nature of his or its commitments, arrangements and understandings under this Agreement. Notwithstanding the foregoing, Trust U/D Frances O. Moore, Edward T. Hurd, Edward J. and Madeline J. Curry JTWROS, Edwin G. and Jean
     G. Rorke JTWROS, Raymond M. Reed, Ralph H. and Ruth M. Owens JTWROS, Robert
     B. Adams Trust, u/a dated 1/27/99 and F. Lawton Hindle are not bound by the terms of this Section 8 and each of Robert E. Wisniewski and Edward J. Curry are not bound by the terms of this Section 8 in his capacity as an individual stockholder, but shall be bound by the terms of this Section 8 in his capacity as a member of the Benefits Committee of the Pension Plan.

        Section 9.    No Solicitation. Each Stockholder agrees that neither such
                      ---------------
     Stockholder nor any of such Stockholder's officers, directors, employees, trustees (in their capacities as such), representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by any of them) will directly or indirectly initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making or submission of any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain or induce any person to make or submit an Acquisition Proposal or agree to or endorse any Acquisition Proposal or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing or authorize or permit any of its officers, directors, employees, trustees (in their capacities as such) or any of its affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by any of them to take any such action. Each Stockholder shall promptly (and in any event within one business day) advise Parent in writing of the receipt of request for information or any inquiries or proposals relating to an Acquisition Proposal. The terms of this Section 9 shall not restrict or limit the effect of Section 23 hereof.

        Section 10.    Grant of Purchase Option.
                       ------------------------

                       (a) Each Stockholder hereby grants to Parent and Purchaser an irrevocable option (the "Purchase Option") to purchase for cash, in a manner set forth below, any or all of the Shares (and including Shares acquired after the date hereof by such Stockholder) beneficially owned by the Stockholder at a price (the "Exercise Price") per Share equal to $54.71 per share of Company Common Stock and $21.88 per share of Company Preferred Stock, as the case may be. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like, the Exercise Price will be appropriately adjusted for the purpose of this Section 10.

                       (b) In the event that (i) the Purchase Option has been exercised, in whole or in part with respect to any Stockholder, (ii) the Merger has not been consummated and (iii) within 12 months after the last exercise of the Purchase Option with respect to any Stockholder Parent or any affiliate of Parent sells the Shares acquired upon exercise of the Purchase Option ("Purchase Option Shares") to a third party or parties (other than an affiliate of Parent) or the Company consummates a merger or consolidation with, or sells all or substantially all of its assets or equity interests to, such a third party or parties (the events referred to in this clause (iii) being referred to herein as a "Subsequent Transaction"), Parent shall notify each Stockholder from whom or which Parent or Purchaser acquired Purchase Option Shares within five business days of the occurrence of such Subsequent Transaction and of the receipt by Parent or any of its affiliates of proceeds from such Subsequent Transaction with respect to such Purchase Option Shares. Within five business days after such receipt of proceeds, whenever the same shall occur, Parent shall pay to each such Stockholder, by certified check or official bank check in immediately available funds or by wire transfer of immediately available funds, as such Stockholder may direct, an amount in cash and/or shall deliver an amount in kind to such Stockholder (in accordance with the nature of the consideration received by Parent and any of its affiliates from such Subsequent Transaction) equal to one-half of the excess, if any, of (A) the total consideration received by Parent and any of its affiliates with respect to such Purchase

     Option Shares acquired from such Stockholder resulting from such Subsequent Transaction less the prorated amount of any expenses incurred by Parent or its affiliates in connection with such Subsequent Transaction over (B) the total consideration received by such Stockholder pursuant to Section 10(a) upon exercise of the Purchase Option with respect to such Purchase Option Shares acquired from such Stockholder. For the purposes of making this calculation, any non-cash consideration to be paid to such Stockholder shall be valued at fair market value, and in the event of a dispute over such fair value, Parent and the Stockholders who or which are to receive such consideration over such fair value, shall, in good faith, mutually select an appraiser whose determination shall be final and binding, with the expenses of the appraiser to be shared equally by Parent, on the one hand, and such Stockholders proportionately on the other.

                (c) In the event that (i) the Purchase Option has not been exercised as to all of the Shares subject to the Purchase Option, (ii) the Merger has not been consummated and (iii) at any time before the first anniversary of the later of the termination of the Merger Agreement under circumstances where a Termination Fee is payable thereunder or the last day on which the Purchase Option is exercisable under the terms hereof, a Stockholder or any affiliate of such Stockholder sells the Shares as to which the Purchase Option has not been exercised ("Subject Shares") to a third party or parties (other than an affiliate of Parent) in a Subsequent Transaction or the Company consummates a Subsequent Transaction, such Stockholder shall notify Parent within five business days of each of the occurrence of such a Subsequent Transaction and of the receipt by such Stockholder or any of its affiliates of proceeds from such a Subsequent Transaction with respect to such Subject Shares. Within five business days after such receipt of proceeds, whenever the same shall occur, such Stockholder shall pay to Parent, by certified check or official bank check in immediately available funds or by wire transfer of immediately available funds, as Parent may direct, an amount in cash and/or shall deliver an amount in kind to Parent (in accordance with the nature of the consideration received by such Stockholder and any of its affiliates from such Subsequent Transaction) equal to one-half of the excess, if any, of
     (A) the total consideration received by such Stockholder and any of its affiliates with respect to such Subject Shares resulting from such Subsequent Transaction over (B) the total consideration which would have been received by such Stockholder pursuant to Section 10(a) upon exercise of the Purchase Option had the Purchase Option been so exercised. For the purposes of making this calculation, any non-cash consideration to be paid to Parent shall be valued at fair market value, and in the event of a dispute over such fair value, Parent and the Stockholders who or which are to pay to Parent such consideration shall, in good faith, mutually select an appraiser whose determination shall be final and binding, with the expenses of the appraiser to be shared equally by Parent, on the one hand, and such Stockholders proportionately on the other. Notwithstanding the foregoing, each Stockholder acknowledges that it shall not transfer its Shares except as permitted by Section 5 hereof.

                (d) In the event that (i) the Purchase Option has been exercised, in whole or in part with respect to any Stockholder, (ii) the Merger is consummated and (iii) Parent and Purchaser have increased the price per share of either the Company Common Stock or the Company Preferred Stock payable in the Merger above the Exercise Price set forth in Section 10(a) (it being understood that the payment of any amounts pursuant to the exercise of dissenters' rights will not be considered for this purpose), Parent shall pay to each Stockholder from whom Parent or Purchaser purchased Purchase Option Shares, within two business days following the Effective Time of the Merger and in the manner set forth in
     Section 10(b), an amount equal to the excess of (A) the price per share paid for the Company Common Stock and Company Preferred Stock in the Merger over (B) the Exercise Price of the Company Common Stock and/or Company Preferred Stock, as the case may be, purchased by Parent or Purchaser from such Stockholder upon exercise of the Purchase Option.

        Section 11.    Exercise of Purchase Option.
                       ---------------------------

                       (a) Subject to the conditions set forth in Section 13 hereof, the Purchase Option may be exercised by Parent or Purchaser, in whole or in part, at any time or from time to time after the occurrence of any Trigger Event (as defined below). The Company shall notify Parent promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company or the Stockholder is not a condition to the right of Parent or Purchaser to exercise the Purchase Option. In the event Parent or Purchaser wishes to exercise the Purchase Option, Parent shall deliver to each Stockholder a written notice (an "Exercise Notice") specifying the total number of Shares it wishes to purchase from such Stockholder. Each closing of a purchase of Shares (a "Closing") will occur at a place, on a date and at a time designated by Parent or Purchaser in an Exercise Notice delivered at least five business days prior to the date of the Closing.

                       (b)  A "Trigger Event" means any one of the following:
     (i) the Merger Agreement becomes terminable under circumstances that entitle Parent or Purchaser to receive the Termination Fee under Section 8.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or such Termination Fee is then actually paid), (ii) the Offer has expired but, due to the failure of the Stockholder to validly tender and not withdraw all of the then outstanding Shares beneficially owned by such Stockholder, the Purchaser has not accepted for payment or paid for all of such Shares, (iii) a tender or exchange offer for some or all Shares shall have been publicly proposed to be made or shall have been made by another person, or (iv) it shall have been publicly disclosed or Parent or Purchaser shall have otherwise learned that after the date of this Agreement, (A) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent or Purchaser or their affiliates) shall have acquired or proposed to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company (including the Company Common Stock and Company Preferred Stock), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company, (B) any such person or group which, prior to the date of this Agreement, had a Schedule 13D or 13G on file with the SEC shall have acquired or proposed to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, constituting 10% or more of any such class or series, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Company Common Stock and Company Preferred Stock) constituting 10% or more of any such class or series, (C) any person (other than Parent or Purchaser or their affiliates) shall have filed a Notification and Report Form under the HSR Act, or made a public announcement reflecting an intent to acquire the Company or any assets or securities of the

     Company, or (D) any person or group (other than Parent and Purchaser or their affiliates) shall have entered into or publicly offered to enter into a definitive agreement with the Company with respect to a merger, consolidation or other business combination including the Company. Notwithstanding the foregoing, it is understood that the execution of this Agreement by the Stockholders and the performance of their obligations hereunder shall not, in itself, be deemed to constitute a Trigger Event.

                       (c) If requested by Parent and Purchaser in the Exercise Notice, such Stockholder shall exercise all Options (to the extent exercisable) and other rights (including conversion or exchange rights) beneficially owned by such Stockholder and shall sell the Shares acquired pursuant to such exercise to Parent or Purchaser as provided in this Agreement.

                         (d) The Company agrees that immediately upon the purchase of an aggregate of not less than 10% of the voting power of all outstanding Shares by Purchaser or any of its affiliates pursuant to the Purchase Option, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Purchaser representation on the Board of Directors of the Company equal to the product of (i) the total number of directors on the Board of Directors of the Company (giving effect to the increase in the size of such Board pursuant to this Section 11) and (ii) the percentage that the number of votes represented by Shares beneficially owned by Purchaser and its affiliates (including Shares so purchased pursuant to the Purchase Option) bears to the number of votes represented by Shares then outstanding. In furtherance thereof, the Company covenants to Parent and Purchaser that it and its Board of Directors shall, upon the request of Parent, use their reasonable best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company's Board of Directors, and, subject to applicable law, the Company shall take all reasonable actions available to the Company to cause such designees of Parent to be so elected or appointed (including by calling a special meeting of its stockholders if so requested by Parent or Purchaser). At such time, the Company shall, if requested by Parent, subject to applicable law, also take all reasonable action necessary to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such board. Such designees of Purchaser shall be assigned to the class of directors having the latest expiration date for its term of office at the time of such election.

        Section 12.    Termination of Purchase Option.  The Purchase Option will
                       ------------------------------
     terminate upon the earliest of: (i) the Effective Time; (ii) termination of the Merger Agreement other than upon, during or after the occurrence of a Trigger Event; (iii) 90 days following any termination of the Merger Agreement upon, during or after the occurrence of a Trigger Event (or if, at the expiration of such 90 day period the Purchase Option cannot be exercised or the Closing thereunder cannot occur by reason of any applicable judgment, decree, order, injunction, law or regulation, 20 business days after such impediment to exercise or Closing has been removed or has become final and not subject to appeal); or (iv) the exercise in full of the Purchase Option and consummation of the Closing with respect thereto. Upon the giving by Parent or Purchaser to a Stockholder of the Exercise Notice and the tender of the aggregate Exercise Price, Parent or Purchaser, as the case may be, subject to applicable law and the conditions of Section 13, will be deemed to be the holder of record of the Shares transferable upon such exercise, notwithstanding that the stock transfer books of the Company are then closed or that certificates representing such Shares have not been actually delivered to Parent.

     Section 13. Conditions To Closing.  The obligation of each Stockholder to
                 ---------------------
sell such Stockholder's Shares to Parent or Purchaser hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act, applicable to the sale of the Shares or the acquisition of the Shares by Parent or Purchaser, as the case may be, hereunder have expired or have been terminated; (ii) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or other Governmental Entity, if any, required in connection with sale of the Shares or the acquisition of the Shares by Parent or Purchaser hereunder have been obtained or made; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale or acquisition is in effect.

     Section 14. Closing.  At any Closing with respect to Shares beneficially
                 -------
owned by a Stockholder, (i) such Stockholder will deliver to Parent or Purchaser, as the case may be, a certificate or certificates in definitive form representing the number of the Shares specified by Parent or Purchaser, as the case may be, in its Exercise Notice, such certificate to be registered in the name of Parent or Purchaser, as the case may be, and (ii) Parent or Purchaser, as the case may be, will deliver to the Stockholder the aggregate Exercise Price for the Shares so specified and being purchased by wire transfer of immediately available funds. Such Stockholder will pay all Stockholder's expenses, and any and all United States federal, state and local transfer taxes and other similar charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 14 in the name of Parent or Purchaser, as the case may be. At the Closing, each Stockholder shall deliver to Parent or Purchaser, as the case may be, good title to all of the Securities beneficially owned by it, free and clear of any Liens.

     Section 15. Registration Rights.
                 -------------------

                 (a) Following termination of the Merger Agreement, Parent or Purchaser may in their sole discretion (but shall not be required) by written notice (the "Registration Notice") to the Company request the Company to register under the Securities Act all or any part of the Shares acquired by Purchaser or Parent under the Purchase Option (the "Registrable Securities"); provided that the Company shall not be required to register (i) shares of Company Preferred Stock, or (ii) an amount of shares of Company Common Stock which is less than the lesser of (x) 85% of the aggregate number of shares of Company Common Stock (excluding shares in respect of unexercised Options) covered by this Agreement or (y) 4% of the aggregate number of shares of Company Common Stock then outstanding.

                 (b) The Company shall use its reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) Parent and Purchaser will be entitled to no more than one effective registration statement hereunder and (ii) the Company will not be required to file any such registration statement at any time after May 31, 2001 or during any period of time (not to exceed 20 days after such request in the case of clause (A) below or 45 days in the case of clauses (B) and (C) below) when (A) the Company is in possession of material non-public information that it reasonably believes would be detrimental to be disclosed at such time and that such information would have to be disclosed if a registration statement were filed at that time; (B) the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Company determines, in its reasonable judgment, that such registration would interfere with any proposed financing, acquisition or other material transaction involving the Company or any of its affiliates. The Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 15 to be qualified for sale under the securities or blue-sky laws of such jurisdictions as Parent or Purchaser may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Company will not be required to qualify to do business in, or to consent to general service of process in, any jurisdiction by reason of this provision.

                 (c) The registration rights set forth in this Section 15 are subject to the condition that Parent and Purchaser promptly shall provide the Company with such information with respect to their Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Company, is necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                 (d) A registration effected under this Section 15 will be effected at the Company's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Parent and Purchaser (which will be paid by Parent and Purchaser), and the Company promptly shall provide to the underwriters (in connection with an underwritten offering) such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten offerings as such underwriters may reasonably require. In connection with any such registration, the Company, Parent and Purchaser, as the case may be, agree (i) to indemnify each other and the underwriters in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the underwriters participating in such offering and (iii) to take all further actions that will be reasonably necessary to effect such registration and sale (including, if the underwriters deem it necessary, participating in road-show presentations).

     Section 16. No Impairment. The Company will not take any action that will
                 -------------
in any way destroy or materially diminish or impair the rights and preferences attributable to the Shares (including the voting rights and power, economic rights and the percentage ownership interest represented by the Shares) purchased pursuant to or subject to the Purchase Option, including, without limitation, the redemption of Company Preferred Stock, issuance of additional capital stock of the Company or securities convertible, exercisable or representing a right to such capital stock, amending the Articles of Incorporation or Bylaws of the Company, declaring a stock dividend, declaring a stock split, recapitalizing the Company, reclassifying the capital stock of the Company, reorganizing the Company, or combining or exchanging shares of capital stock or other securities of the Company.

     Section 17. No Inconsistent Agreements. No Stockholder shall enter into any
                 --------------------------
agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions of this Agreement.

     Section 18. Termination.  Subject to Section 25(a), this Agreement will
                 -----------
terminate (a) upon the later to occur of (i) the termination of the Purchase Option pursuant to clause (i), (ii) or (iii) of Section 12 or (ii) 90 days after the final Closing, except for Sections 10, 11, 12, 13, 14 and 15 hereof, which will only terminate as and when provided therein, or (b) by the mutual consent of each Stockholder as to its rights and obligations hereunder, the Board of Directors of the Company and the Board of Directors of Parent.

     Section 19. Expenses. Except as otherwise expressly provided herein or in
                 --------
the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses. Parent and Purchaser, on the one hand, and the Company and the Stockholders, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by him, it or any of them, as the case may be, provided that no Stockholder shall have any obligation to so indemnify and hold harmless Parent or Purchaser from and against any such claims by reason of any action taken otherwise than by such Stockholder.

     Section 20. Further Assurances.  Each party hereto will execute and deliver
                 ------------------
all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby. The Company covenants to Parent and Purchaser that it and its Board of Directors shall (i) use its reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Purchase Option and the Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the Transactions, use its reasonable best efforts to ensure that the Purchase Option and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Purchase Option and the other Transactions. The Company agrees with each Stockholder to comply with the provisions of Section 5.2(c) and Section 6.14 of the Merger Agreement with respect to redemption of the Company Preferred Stock.

     Section 21. Publicity.  A Stockholder shall not issue any press release or
                 ---------
otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby without the consent of Parent and Purchaser, except as may be required by law or applicable stock exchange or NASDAQ rules.

     Section 22. Stop Transfer Order; Legend.  The Company agrees with, and
                 ---------------------------
covenants to, Parent and Purchaser that the Company shall not register the transfer of any certificate representing any Stockholder's Securities unless such transfer is made in accordance with the terms of this Agreement. Each Stockholder agrees to the extent such Stockholder's Securities are in certificate form and in such Stockholder's possession or are otherwise reasonably available to such Stockholder to place the following legend on any and all certificates evidencing the Securities:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN TENDER AND OPTION AGREEMENT, DATED AS OF JANUARY 16, 2000, BY AND AMONG SIEMENS ENERGY & AUTOMATION, INC., MALIBU ACQUISITION CORP., MOORE PRODUCTS CO. AND CERTAIN STOCKHOLDERS OF MOORE PRODUCTS CO. ANY TRANSFER OF SUCH SECURITIES IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

To the extent such Stockholder's Securities are not in certificate form, the Company and such Stockholder agree to take all reasonable steps to place with the Company's transfer agent a stop transfer order on such Securities.

     Section 23. Stockholder Capacity.  No person executing this Agreement makes
                 --------------------
any agreement or understanding herein in such Stockholder's capacity as a director or officer of the Company or any subsidiary of the Company. Each Stockholder signs solely in such Stockholder's capacity as the beneficial owner of such Stockholder's Shares and nothing herein shall limit or affect any actions taken by a Stockholder in such Stockholder's capacity as an officer or director of the Company or any subsidiary of the Company to the extent specifically permitted by the Merger Agreement (including Section 6.1 of the Merger Agreement). Notwithstanding any provision to the contrary contained in this Agreement, the obligations of the Pension Plan under this Agreement are subject to the applicable provisions of ERISA and the rules and regulations thereunder and, in the event performance by the Pension Plan of its obligations hereunder would contravene the applicable provisions of ERISA and the rules and regulations thereunder and the Pension Plan and Parent receive the written opinion of independent counsel to the Pension Plan to such effect, the Pension Plan will be deemed not to be in breach of its obligations under this Agreement to the extent it will be required to take or not take any action in compliance with ERISA and the rules and regulations thereunder.

     Section 24. Enforcement.  Each Stockholder and the Company acknowledge that
                 -----------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any Stockholder or the Company. It is accordingly agreed that Parent and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Stockholder and the Company further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The provisions of this paragraph are without prejudice to any other rights that another party hereto may have against the another party hereto for any failure to perform its obligations under this Agreement. In addition, each Stockholder hereto (i) consents to submit such party to the personal jurisdiction of the United States District Court for the Eastern District of Pennsylvania and the Court of Common Pleas of Montgomery County, Pennsylvania in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees not to bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the courts specified in clause (i) above and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the Transactions. In furtherance of the foregoing, each Stockholder and the Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts specified in clause (i) above, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Company and each Stockholder hereby designates, appoints and empowers the Company as their true and lawful agent and attorney in-fact in their name, place and stead to receive and accept on their behalf service of process in any action, suit or proceeding with respect to any matters as to which it has submitted to jurisdiction as set forth above.

     Section 25. Miscellaneous.
                 -------------
                 (a) All representations and warranties contained herein will terminate as provided in Section 18(a), except that the representations and warranties contained in Section 2(a) shall survive forever and the representations and warranties contained in Sections 2(b)-(g), inclusive, and
Section 3 and Section 4 will survive for one year after the termination of the Purchase Option as set forth in Section 12. The covenants and agreements made herein will survive in accordance with their respective terms. The representations and warranties given by each Stockholder herein are not in derogation or limitation of the representations and warranties given by such Stockholder in any letters of transmittal or similar documents executed and delivered by such Stockholder pursuant to the Offer or the Merger.

                 (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                 (c) This Agreement, together with the Merger Agreement and the other agreements referred to herein and therein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters.

                 (d) This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws principles thereof.

                 (e) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or rule as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes and rules) by succession of comparable successor statutes and rules and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                 (f) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company to:

          Moore Products Co.
          1201 Sumneytown Ave.
          Spring House, PA  19477
          Attention:  Robert E. Wisniewski
          Telecopy:  215-653-0348

          With a copy to:

          Drinker Biddle & Reath LLP
          One Logan Square
          18th and Cherry Streets
          Philadelphia, PA  19103
          Attention:  John C. Bennett, Jr.
                      Henry S. Bryans
          Telecopy:  215-988-2757

          If to Parent or Purchaser to:

          Siemens Energy & Automation, Inc.
          3333 Old Milton Parkway
          Alpharetta, GA  30005
          Attention:  General Counsel
          Telecopy:  770-751-2204

          with copies to:

          Dechert Price & Rhoads
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA  19103
          Attention:    William G. Lawlor
                        Peter D. Cripps
          Telecopy:  215-994-2222

          If to a Stockholder, at the address set forth on the signature pages hereto or, if no such address is specified, c/o the Company to the Company's address as set forth above; or in each case to such other address as any party may have furnished to the other parties in writing in accordance herewith.

                 (g) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement .

                 (h) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent and Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser any or all rights and obligations of Parent or Purchaser under this Agreement, provided that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder.

                 (i) In the event any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the fullest extent possible.

                 (j) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                 (k) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          IN WITNESS WHEREOF, each of the Company, Parent and Purchaser has caused this Agreement to be signed by its officer or director thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                              SIEMENS ENERGY & AUTOMATION, INC.


                              By:  /s/ Thomas J Malott
                                   ---------------------------------
                                   Name:  Thomas J Malott
                                   Title:  President and CEO


                              MALIBU ACQUISITION CORP.


                              By:  /s/ Gary K. Gabriel
                                   ---------------------------------
                                   Name:  Gary K. Gabriel
                                   Title:  Treasurer


                              MOORE PRODUCTS CO.


                              By:  /s/ Robert E. Wisniewski
                                   ---------------------------------
                                   Name:  Robert E. Wisniewski
                                   Title:  Secretary and Treasurer

                              STOCKHOLDERS:

                              Trust Under Will of Coleman B. Moore

                                    MELLON BANK, N.A., Trustee
                                      Under the Will of Coleman B.
                                      Moore, deceased

                                    By:  /s/ Robert A. Chappelear
                                         ---------------------------------
                                         Name:  Robert M. Chappelear
                                         Title  First Vice President

                                    1735 Market Street, 3rd Floor
                                    Philadelphia, PA  19103
                                    Attn:  Robert Chappelear


                                    /s/  Frances Oakford Moore
                                    --------------------------------------
                                    Frances Oakford Moore, Trustee under the
                                    Will of Coleman B. Moore, deceased

                                    c/o Moore Products Co.
                                    1201 Sumneytown Pike
                                    Spring House, PA  19477


                              Trusts Under Deed of Coleman B. Moore (I)
                               and (II)

                                    MELLON BANK, N.A., Trustee under
                                      Deeds of Trust, dated July 7, 1966, of
                                      Coleman B. Moore, Settlor


                                    By:  /s/ Robert M. Chappelear
                                         ---------------------------------
                                         Name:  Robert M. Chappelear
                                         Title: First Vice President

                                    1735 Market Street, 3rd Floor
                                    Philadelphia, PA  19103
                                    Attn:  Robert Chappelear

                              /s/ James O. Moore
                              --------------------------------------
                              James O. Moore, Trustee under Deeds of
                              Trust, dated July 7, 1966, of Coleman B.
                              Moore, Settlor

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Thomas C. Moore
                              --------------------------------------
                              Thomas C. Moore, Trustee under Deeds of
                              Trust, dated July 7, 1966, of Coleman B.
                              Moore, Settlor

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ William B. Moore
                              --------------------------------------
                              William B. Moore, Trustee under Deeds of
                              Trust, dated July 7, 1966, of Coleman B.
                              Moore, Settlor

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                        Trust Under Deed of Frances O. Moore


                              /s/ James O. Moore
                              --------------------------------------
                              James O. Moore, Trustee under Deed of
                              Trust, dated January 15, 1988, of Frances
                              Oakford Moore, Settlor, f/b/o James O.
                              Moore, et al.

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477

                              /s/ Thomas C. Moore
                              ---------------------------------------------
                              Thomas C. Moore, Trustee under Deed of
                              Trust, dated January 15, 1988, of Frances
                              Oakford Moore, Settlor, f/b/o Thomas C.
                              Moore, et al.

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ William B. Moore
                              ---------------------------------------------
                              William B. Moore, Trustee under Deed of
                              Trust, dated January 15, 1988, of Frances
                              Oakford Moore, Settlor, f/b/o William B.
                              Moore, et al.

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              Moore Products Co. Pension Plan

                              MELLON BANK, N.A., Trustee under
                                the Amended and Restated Trust
                                Agreement of Moore Products Co.
                                Pension Plan


                              By: /s/ William J. McCabe
                                  -----------------------------------------
                                  Name: WILLIAM J. MCCABE
                                  Title: VICE PRESIDENT

                              1735 Market Street, 3rd Floor
                              Philadelphia, PA  19103
                              Attn:  William J. McCabe

                                  MOORE PRODUCTS CO. PENSION
                                  PLAN BENEFITS COMMITTEE


                                  By:  /s/ Donald E. Bogle
                                       ------------------------
                                       Name: Donald E. Bogle
                                       Title:  Chairman

                                  c/o Moore Products Co.
                                  1201 Sumneytown Pike
                                  Spring House, PA  19477
                                  Attn:  Robert E. Wisniewski


                              OTHER STOCKHOLDERS


                              /s/ James O. Moore
                              -----------------------------------------
                              James O. Moore

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Thomas C. Moore
                              -----------------------------------------
                              Thomas C. Moore

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Thomas C. Moore
                              -----------------------------------------
                              Thomas C. Moore, as Custodian for Trusts
                              under the California Gifts to Minor Act

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477

                              /s/ Thomas C. Moore
                              -----------------------------------------
                              Thomas C. Moore, Trustee under the 1977 Moore Family Trust

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Nancy M. Hull
                              -----------------------------------------
                              Nancy M. Hull, Trustee under the 1977 Moore
                              Family Trust

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477

                              /s/ William B. Moore
                              -----------------------------------------
                              William B. Moore

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Donald E. Bogle
                              -----------------------------------------
                              Donald E. Bogle

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Edward T. Hurd
                              -----------------------------------------
                              Edward T. Hurd

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477

                              /s/ Edward J. Curry
                              -----------------------------------------
                              Edward J. Curry

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Madeline J. Curry
                              -----------------------------------------
                              Madeline J. Curry

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Edwin G. Rorke
                              -----------------------------------------
                              Edwin G. Rorke

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Raymond M. Reed
                              -----------------------------------------
                              Raymond M. Reed

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Ralph H. Owens
                              -----------------------------------------
                              Ralph H. Owens

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477

                              /s/ Ruth M. Owens
                              -----------------------------------------
                              Ruth M. Owens

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Robert B. Adams
                              -----------------------------------------
                              Robert B. Adams, Trustee
                              Under the Robert B. Adams Trust, u/a dated
                              1/27/99

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ F. Lawton Hindle
                              -----------------------------------------
                              F. Lawton Hindle

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Robert E. Wisniewski
                              -----------------------------------------
                              Robert E. Wisniewski

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477


                              /s/ Jean G. Rorke
                              -----------------------------------------
                              Jean G. Rorke

                              c/o Moore Products Co.
                              1201 Sumneytown Pike
                              Spring House, PA  19477

                                  SCHEDULE A
                                  ----------

--------------------------------------------------------------------------------------------------------------------
                                                                                 Exercisable        Unexercisable
Stockholder                                Common Stock      Preferred Stock       Options             Options
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Trust U/W Coleman B. Moore                      252,698              172,890                   0                   0
--------------------------------------------------------------------------------------------------------------------
Trust U/D Coleman B. Moore (I)                  240,000                    0                   0                   0
--------------------------------------------------------------------------------------------------------------------
Trust U/D Coleman B. Moore (II)                  60,000                    0                   0                   0
--------------------------------------------------------------------------------------------------------------------
Trust U/D Frances O. Moore   TCM                  4,334                    0                   0                   0
                             JOM                  4,333                    0                   0                   0
                             WBM                  4,333                    0                   0                   0
--------------------------------------------------------------------------------------------------------------------
Pension Plan                                    500,000                    0                   0                   0
--------------------------------------------------------------------------------------------------------------------
James O. Moore*                                  38,412                1,020               1,500                 500
--------------------------------------------------------------------------------------------------------------------
Thomas C. Moore                                  16,859                1,020               3,000                   0
--------------------------------------------------------------------------------------------------------------------
Thomas C. Moore, custodian                        4,225                    0                   0                   0
--------------------------------------------------------------------------------------------------------------------
1977 Moore Family Trust                          10,000                    0                   0                   0
--------------------------------------------------------------------------------------------------------------------
William B. Moore**                               41,470                1,020               3,250               1,750
--------------------------------------------------------------------------------------------------------------------
Donald E. Bogle                                   5,000                    0              75,000              25,000
--------------------------------------------------------------------------------------------------------------------
Edward T. Hurd                                        0                    0              38,000              15,000
--------------------------------------------------------------------------------------------------------------------
Edward J. and Madeline J. Curry                   1,092                    0              58,400               4,600
 JTWROS
--------------------------------------------------------------------------------------------------------------------
Edwin G. and Jean G. Rorke                        6,022                    0               3,000                   0
 JTWROS
--------------------------------------------------------------------------------------------------------------------
Raymond M. Reed                                       0                    0               9,000               4,000
--------------------------------------------------------------------------------------------------------------------
Ralph H. and Ruth M. Owens                        4,331                    0               3,000                   0
 JTWROS
--------------------------------------------------------------------------------------------------------------------
Robert B. Adams Trust, u/a dated                  2,633                    0               3,000                   0
 1/27/99 ***
--------------------------------------------------------------------------------------------------------------------
F. Lawton Hindle                                      0                    0               6,360                   0
--------------------------------------------------------------------------------------------------------------------
Robert E. Wisniewski                                637                    0              13,240               6,760
--------------------------------------------------------------------------------------------------------------------

*    20,800 shares of common stock subject to pledge.
**   32,682 shares of common stock subject to pledge.
*** Does not include shares of common stock held in the RCA (Mr. Adams' wife) Trust, u/a dated 11/18/99, for which Mr. Adams is the trustee.